Exhibit 99.1

FOR IMMEDIATE RELEASE

February 18, 2014

GSI Group to acquire JADAK Technologies Inc.

for $93.5 Million in Cash

•	Acquires leading provider of optical data collection and machine vision technologies to OEM medical device manufacturers

•	Significantly expands GSI’s presence in the medical market to more than $170 million of sales, on an annualized pro forma basis

•	Significant customer and channel overlap with GSI’s existing medical applications

•	Acquisition expected to add approximately $50 million in revenue and $10 million in Adjusted EBITDA to GSI’s financial results on a full year, pro forma basis

•	Transaction expected to close in March, 2014

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, or “GSI”), a global leader and supplier of precision photonics and motion control components and subsystems to the medical, industrial, electronics and scientific markets, today announced that it has reached an agreement to acquire JADAK Technologies Inc. and JADAK LLC (together, “JADAK”), a North Syracuse, New York-based provider of optical data collection and machine vision technologies to OEM medical device manufacturers, for $93.5 million in cash. The transaction, which is subject to certain regulatory reviews and customary closing conditions, is expected to close in March, 2014.

“Our agreement to acquire JADAK represents another significant milestone in GSI’s strategy to broaden our presence in the medical market. We are positioning GSI as a supplier of critical enabling technologies to major manufacturers of medical equipment,” said John Roush, Chief Executive Officer of GSI. “JADAK is a leading supplier of camera-based technologies, which reduce medical errors and enhance safety in a wide range of medical equipment. The company has strong relationships with numerous leading medical OEM customers, many of whom are existing GSI customers,” added Mr. Roush.

The agreement is the latest step in the Company’s strategy to offer a broader range of highly engineered enabling technologies to leading medical equipment manufacturers. The addition of the JADAK technology platforms will expand GSI’s portfolio of highly-differentiated enabling technologies to over a dozen distinct product families, which are sold into more than twenty medical applications. The medical applications JADAK’s products serve overlap or are adjacent to many of GSI’s existing medical applications. The expanded product offerings combined with numerous shared customers will enable the Company to strengthen its key OEM relationships.

JADAK’s technology consists of barcode components and scanners, machine vision cameras, RFID technology, magnetic stripe readers, portable platforms and associated software. JADAK’s products are highly engineered, application-specific components that are developed and manufactured to meet the extremely high performance and quality requirements of major medical OEMs. JADAK’s products are used in medical equipment to increase safety and reduce medical errors by verifying patient identity, validating the specified therapy or function and enhancing the accuracy of the medical procedure. JADAK has doubled its revenue over the last five years, through a combination of market growth, as these technologies have been adopted across a wider range of medical equipment, and through increases in JADAK’s penetration of these applications.

“JADAK is a leader in the industry in providing medical OEMs with the technology they need to reduce medical errors, increase patient safety and improve the efficiency of healthcare across a broad spectrum of applications and procedures,” said John Roush. “The JADAK management team has done a tremendous job of building a great company, and we are pleased to have them join the GSI team. With more than $170 million of GSI’s pro forma revenue expected to come from the medical market, the acquisition, will be a significant step for us in achieving our strategic goals,” added Mr. Roush.

“The two companies have very similar business models, customer bases and technology approaches. We are excited about our shared future and we welcome GSI’s commitment to help us achieve our goals,” said David Miller, CEO of JADAK.

The total purchase price of $93.5 million will be financed using a combination of cash on hand and the Company’s $215.6 million newly amended credit facility. In addition to the total purchase price, the Company will grant restricted stock units (“RSUs”) in an aggregate of 180,000 shares to the four owner managers of the business. These RSUs will be eligible to vest after two years if certain financial targets have been achieved. These RSU awards are intended to be employment inducement awards pursuant to NASDAQ rules.

Following the expected close of this transaction in March 2014, the Company expects to end the first quarter of 2014 with approximately $140 million of gross debt, and slightly more than $100 million of net debt. The Company defines net debt, a non-GAAP measure, as total debt minus cash and cash equivalents.

The transaction, which is expected to be immediately accretive to GSI’s free cash flow and non-GAAP earnings per share, is expected to add approximately $50 million in revenue and $10 million in Adjusted EBITDA to GSI’s financial results on a full year, pro forma basis. JADAK’s actual revenue and Adjusted EBITDA contribution to GSI’s reported 2014 results will depend on the ultimate date of the closing of the transaction, among other factors. In addition, GSI expects to realize greater than $12 million of cash tax benefit from the “step up” in the basis of the acquired company’s assets. The acquisition is expected to close in March, 2014. See “Safe Harbor and Forward Looking Information” below.

Conference Call Information

The Company will host a conference call at 10:00 a.m. EST on Wednesday, February 19, 2014 to discuss the transaction. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 52887921.

A playback of this conference call will be available beginning 1:00 pm EST, Wednesday, February 19, 2014. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 52887921. The playback will remain available until 11:00 pm EST, Friday, February 28, 2014.

A replay of the audio webcast will be available four hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

Use of Non-GAAP Financial Measures

This press release includes financial measures, Adjusted EBITDA and net debt, which are not financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). The Company defines Adjusted EBITDA as the net income attributable to GSI Group Inc. before deducting interest, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition, divestitures, and other non-recurring costs, income from discontinued operations, net of tax, and other non-operating income/expense items, including foreign exchange gains/losses and earnings from equity investment. Management believes Adjusted EBITDA provides meaningful supplementary information regarding the Company’s operating results because it excludes amounts that management does not consider as part of operating results when assessing and measuring the operational and financial performance of the Company. Adjusted EBITDA is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, evaluate investment opportunities including acquisitions and divestitures, and determine the bonus payments for senior management and employees. The Company believes this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Because of the forward-looking nature of the forecasted Adjusted EBITDA figure included in this press release, specific quantification of the amounts that would be required to reconcile net income to Adjusted EBITDA are not available. The Company believes that there is a degree of volatility with respect to the Company’s and JADAK’s net income which preclude it from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing such a reconciliation for the forecasted Adjusted EBITDA figure would imply a degree of precision that would be confusing or misleading to investors.

Safe Harbor and Forward Looking Information

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” “aim,” “pro forma,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s expectations regarding the consummation of the acquisition of JADAK and the timing of the closing; the expected future financial performance as a result of the acquisition of JADAK; the expected share of the Company’s future revenues generated from the medical market; the Company’s expectations regarding its ability to leverage its medical OEM sales channels and the JADAK acquisition; the expected opportunities for growth as a result of the JADAK acquisition; anticipated sales performance; industry trends; market conditions; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate; delays in our delivery of new products; our reliance upon third party distribution channels subject to credit, business concentration and business failure risks beyond our control; fluctuations in our quarterly results and our failure to meet or exceed the expectations of securities analysts or investors; customer order timing and other similar factors beyond our control; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our history of operating losses and our ability to sustain our profitability; our exposure to the credit risk of some of our customers and in weakened markets; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our ability to make acquisitions or divestitures that provide business benefits; our failure to successfully integrate current and future acquisitions, including JADAK, into our business; our failure to achieve the expected benefits from our acquisitions, including our acquisition of JADAK; our ability to retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; failure to maintain satisfactory compliance with the regulations of the United States Food and Drug Administration and other governmental agencies; disruptions in the supply of or defects in raw materials, certain key components or other goods from our suppliers, including certain sole-source suppliers for certain products; production difficulties and product delivery delays or disruptions; changes in governmental regulation of our business or products; disruption in our information technology systems or our failure to implement new systems and software successfully; our failure to realize the full value of our intangible assets; our ability to utilize our net operating loss carry-forwards and other tax attributes; fluctuations in our effective tax rates and audit of our estimates of tax liabilities; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; being subject to the Alternative Minimum Tax for U.S. federal income tax purposes; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market for our common shares; our dependence on significant cash flow to service our indebtedness and fund our operations; our ability to access cash and other assets of our subsidiaries; the influence over our business of several significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness and restrictions in our senior secured credit agreement that may limit our ability to engage in certain activities; our intention not to pay dividend in the near future; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our

Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About JADAK

Headquartered in Syracuse, New York, JADAK is a manufacturer of optical data collection technologies with a proven record of providing product and system solutions for medical companies requiring barcode, RFID, machine vision and camera based technologies. Utilizing a flexible, customer centric approach supported by a wide range of capabilities, JADAK has established itself as a strategic partner for today’s top healthcare companies. Go to www.jadaktech.com for more information.

About GSI

GSI Group Inc. designs, develops, manufactures and sells laser-based solutions, optical control devices and associated precision motion technologies to industrial, medical, electronics, and scientific markets. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

SOURCE GSI Group Inc.